Exhibit 4.6

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of May 24, 2006, is by and among Transmeridian Exploration Inc., a British Virgin Islands company (the “Company”), the Guarantors and The Bank of New York, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Initial Indenture”), dated as of December 12, 2005, as amended by the First Supplemental Indenture dated as of December 22, 2005 (the “First Supplemental Indenture”), relating to the Company’s Senior Secured Notes due 2010 issued on December 12, 2005 in the aggregate principal amount of $250,000,000 (the “Initial Securities”). The Initial Indenture, as supplemented by the First Supplemental Indenture, shall be referred to herein as the “Original Indenture”;

WHEREAS, the Company desires to issue additional Senior Secured Notes due 2010 in an aggregate principal amount of up to $40,000,000 (the “Additional Securities”), including the Guarantees of the Guarantors, on and with the same terms as those of the Initial Securities, which Additional Securities will increase the aggregate principal amount of, will constitute a further issuance of, and will be consolidated with, the Initial Securities so as to form a single series therewith;

WHEREAS, Section 9.2 of the Original Indenture authorizes the Company, the Guarantors and the Trustee to amend or supplement the Original Indenture, the Initial Securities or the Security Documents with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities;

WHEREAS, the Company has obtained the written consent of the Holders of at least a majority in outstanding principal amount of the Securities to amend and supplement the Original Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken.

NOW THEREFORE, to comply with the provisions of the Original Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Guarantors mutually covenant and agree with the Trustee as follows:

1. CONSTRUCTION. For all purposes of this Second Supplemental Indenture and the Additional Securities, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) any reference to a “Section” or a “clause” refers to a Section or a clause, as the case may be, of this Second Supplemental Indenture;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Section, clause or other subdivision;

(c) capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture; and

(d) unless the context otherwise requires, the term “Indenture” shall mean the Original Indenture as supplemented and amended by this Second Supplemental Indenture.

2. PROVISIONS OF THE ORIGINAL INDENTURE. Except insofar as otherwise expressly provided in Section 3 hereof, all the definitions, provisions, terms and conditions of the Original Indenture shall remain in full force and effect. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented and amended by this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes. Upon and after the execution of this Second Supplemental Indenture, each reference in the Original Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the “Indenture” shall be a reference to the Original Indenture as modified hereby.

3. AMENDMENTS TO THE ORIGINAL INDENTURE. For all purposes of this Second Supplemental Indenture, the Original Indenture is hereby amended effective as of the date hereof as follows:

(a) The second paragraph of the preamble to the Original Indenture shall be amended by adding the underlined and bold language below:

“Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Senior Secured Notes due 2010 issued on the date hereof (the “Initial Securities”) and up to $40,000,000 of additional Senior Secured Notes due 2010 that may be issued by the Company no later than June 9, 2006 (the “Additional Securities”), and, if and when issued in exchange for the Initial Securities and Additional Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company’s Senior Secured Notes due 2010 provided in exchange for such Initial Securities and Additional Securities (the “Exchange Securities”):”

(b) The defined term “Exchange Securities” in Section 1.1 of the Indenture shall be deleted in its entirety.

(c) The defined term “Registration Rights Agreement” in Section 1.1 of the Original Indenture shall be amended by adding the underlined and bold language and deleting the struck out language below:

“ “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 12, 2005, among the Company, the Guarantors and the Initial Purchasers and any similar registration rights agreement among the Company, the Guarantors and the initial purchasers of any Additional Securities.”

(d) The defined term “Securities” in Section 1.1 of the Original Indenture shall be amended by adding the underlined and bold language below:

“ “Securities” means securities issued under this Indenture. The Initial Securities, the Additional Securities and the Exchange Securities shall be treated as a single class for all purposes under this Indenture, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities, the Additional Securities and the Exchange Securities.”

(e) Section 1.2 of the Original Indenture shall be amended by adding the following below the term “Additional Amounts”:

“ “Additional Securities”……………………………. Preamble.”

(f) The fourth paragraph of Section 2.2 of the Original Indenture shall be amended by adding the underlined and bold language and deleting the struck out language below:

“The Trustee shall be authorized to authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $250,000,000, (ii) Additional Securities for original issue in an aggregate principal amount of up to $40,000,000, and (iii) Exchange Securities for issue only in a registered exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order (the “Authentication Order”) of the Company signed by one Officer of the Company. Such Authentication Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be in the form of Initial Securities, Additional Securities or Exchange Securities.”

(g) Section 4.3(b)(1) of the Original Indenture shall be amended by adding the underlined and bold language below:

“the incurrence by the Parent, the Company and the Subsidiary Guarantors of Indebtedness represented by (a) the Initial Securities, the Additional Securities (provided they are issued no later than June 9, 2006), the Parent Guarantee and the Subsidiary Guarantees, and (b) any Securities issued pursuant to the Registration Rights Agreement in exchange for the Initial Securities, the Additional Securities and any Parent Guarantee or Subsidiary Guarantees related thereto;”

(h) Section 4.4(a)(1) of the Original Indenture shall be amended by adding the underlined and bold language below:

“declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent and (ii) the payment on or before September 30, 2006 of dividends on the Parent’s Series A Cumulative Convertible Preferred Stock in cash in an aggregate amount not to exceed $1,000,000);”

(i) The first sentence of Paragraph 4 of Exhibit A shall be amended by adding the underlined and bold language and deleting the struck out language below:

“The Company issued the Securities under an Indenture, dated as of December 12, 2005, as amended and supplemented by the First Supplemental Indenture dated as of December 22, 2005 and the Second Supplemental Indenture dated as of May 24, 2006 (as amended and supplemented from time to time, the “Indenture”), among the Company, the Guarantors named on the signature pages thereto and the Trustee.

(j) The second to last sentence of Paragraph 4 of Exhibit A shall be amended by adding the underlined and bold language and deleting the struck out language below:

“The Indenture limits the original aggregate principal amount of the Securities to $290,000,000.”

provided however that any certificates representing Securities outstanding on the date of the Second Supplemental Indenture need not reflect such change to be valid.

4. AMENDMENT OF SECURITY DOCUMENTS.

The defined term “Indenture” in the Parent Pledge Agreement and the Company Pledge Agreement shall be amended to include all supplements and amendments to the Indenture as entered into from time to time. In addition, each of the other Security Documents shall be amended, as deemed appropriate by the Issuer, to reflect any change resulting from the effectiveness of the Amendments (as defined below) that is applicable to such Security Document.

5. AMENDMENT OF ESCROW AGREEMENT.

The Escrow Agreement shall be amended to provide for an increase in the amount of the interest reserve in escrow necessary to cover all interest due on the Additional Securities, as such interest becomes due, for each interest payment date occurring from the issue date of the Additional Securities through and ending on (and including) December 15, 2006.

6. EFFECTIVENESS OF AMENDMENTS.

(a) This Second Supplemental Indenture shall become effective, and shall bind the parties hereto, upon its execution by the Company, the Guarantors and the Trustee.

(b) Notwithstanding the foregoing, the amendments to the Indenture contained in Section 3 hereof (the “Amendments”) shall not become operative, and shall not be binding on the Company, the Guarantors or the Trustee, until delivery by the Company to the Trustee of written notice that the issuance and sale of Additional Securities (the “Offering”) has been consummated on or before June 9, 2006. In the event that the Offering is not consummated by the Company on or before June 9, 2006, the Amendments shall not become operative and shall not bind the Company, any Guarantors or the Trustee and this Second Supplemental Indenture shall lapse automatically and be of no further force or effect.

7. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE.

8. COUNTERPARTS. This Second Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

11. JURISDICTION/VENUE. The parties hereto submit to the jurisdiction of, and waive objection to venue in, the state and federal courts located in the Borough of Manhattan in the City of New York, New York.

12. INCORPORATION. The Original Indenture as amended and supplemented as set forth herein, is hereby ratified and affirmed and henceforth “Indenture” shall refer to the Indenture as hereby amended and supplemented.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

THE COMPANY:

TRANSMERIDIAN EXPLORATION INC.

By:	/s/ Earl W. McNiel
Earl W. McNiel
Vice President

GUARANTORS:

BRAMEX MANAGEMENT, INC.

By:	/s/ Earl W. McNiel
Earl W. McNiel
Vice President

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Earl W. McNiel
Earl W. McNiel
Vice President and Chief Financial Officer

TMEI OPERATING, INC.

By:	/s/ Earl W. McNiel
Earl W. McNiel
Vice President

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

By:	/s/ Earl W. McNiel
Earl W. McNiel
Duly Authorized Attorney

Signature Page to Second Supplemental Indenture

JSC CASPI NEFT TME

By:	/s/ Serik Kozhakov
Serik Kozhakov
President

By:	/s/ Rakhmet Khairullayev
Rakhmet Khairullayev
Vice President, Economics & Finance

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Luis Perez
Name: Luis Perez
Title: Assistant Vice President

Signature Page to Second Supplemental Indenture